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                                                                     EXHIBIT 5.1

                                January 27, 2000

Selfcare, Inc.
200 Prospect Street
Waltham, MA 02453

          Re:         REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

          This opinion is delivered in our capacity as counsel to Selfcare, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to 660,000 shares (the "Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), which the Company may issue pursuant to certain Non-Qualified Stock Option Agreements, dated as of October 13, 1998, August 16, 1999 and September 14, 1999 (the "Option Agreements").

          As counsel for the Company, we have examined copies of the Option Agreements; the Company's Certificate of Incorporation and By-laws, each as amended to date and presently in effect; the Registration Statement; and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

          We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Delaware General Corporation Law.

          Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Option Agreements, the Shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.


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          The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

          We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ GOODWIN, PROCTER & HOAR LLP

                                            GOODWIN, PROCTER & HOAR LLP